UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2020
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive
Lake Zurich, Illinois 60047
(Address of Registrant’s Principal Executive Office, Including Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	NYSE

Section 2 - Financial Information

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On December 17, 2020, ACCO Brands Corporation (the “Company”), completed the previously announced acquisition of the consumer electronics and video gaming accessory business of Bensussen Deutsch & Associates LLC (“Seller”), referred to as Seller’s Consumer Products Division (the “PowerA Business”), for approximately $340 million (subject to customary adjustments), and up to $55 million in additional earn-out consideration, pursuant to the Equity Purchase Agreement (the “Purchase Agreement”), dated November 10, 2020, as amended, by and among the Company, ACCO Brands USA LLC ("Buyer"), a wholly owned subsidiary of ACCO Brands, Seller, and, solely with respect to certain provisions thereof, Bensussen Deutsch Holdings, Inc., Jacob B. Deutsch and Eric E. Bensussen.
Pursuant to the Purchase Agreement, Seller (i) directly transferred certain non-U.S. assets and intellectual property of the PowerA Business to Buyer or an affiliate of Buyer and (ii) contributed the other assets and properties of the PowerA Business into Pioneer Newco, LLC (“Newco”), a wholly owned subsidiary of Seller, after which Buyer purchased all of the outstanding equity interests of Newco (the “Transaction”).

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement. A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 12, 2020 and is incorporated herein by reference.

Section 8 - Other Events

Item 8.01 - Other Events.

On December 17, 2020, the Company issued a press release announcing the completion of the Transaction. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 8.01 disclosure, including Exhibit 99.1, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

99.1    Press Release, dated December 17, 2020.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, including without limitation, statements about the benefits of the proposed acquisition of Power A, future financial and operating results and other statements relating to PowerA that are not historical facts; are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: our ability to realize the growth opportunities, synergies and other potential benefits of acquiring PowerA and to successfully integrate it with our existing business; the risks associated with the additional indebtedness incurred to finance the acquisition, including debt service obligations; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2020, and in other reports we file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	December 17, 2020	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibit

99.1    Press Release, dated December 17, 2020.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)